Exhibit 10.10

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Shenzhen Housing Lease

(non-residential)

Contract No.: YFZL2024011

Made by Shenzhen Housing and Construction Bureau

November 2019

Clarification

1.            The text of this contract is a model text, and both parties can adjust the corresponding contents within the scope of relevant laws and regulations and in light of the actual situation when signing it.

2.            Before signing the contract, the lessor and the lessee shall provide corresponding materials according to the following requirements:

(1) The lessor shall show the lessee the certificate of real estate rights, the house sale contract or other valid documents that prove that it enjoys the right to lease, and at the same time:

If the house is entrusted by others to be rented in escrow, the power of attorney of the client shall also be provided:

If the shared house is rented, the certificate and power of attorney of all the co-owners agreeing to rent shall be provided:

If the house is sublet, the sublessee shall provide the sublessee with the supporting documents and materials of the lessor's consent to sublease.

(2) The lessee shall provide the lessor with the true, lawful and valid identification documents of the lessee.

3.            The contents selected in the text of this contract, the contents filled in the blank space and other contents that need to be deleted or added shall be determined by both parties through consultation. -in the selection content, selected by tick; When the actual situation does not occur or the parties do not make an agreement, an x should be placed in the blank to indicate deletion.

4.            The Lessor and the Lessee may make supplementary agreement in the blank line after the relevant clauses according to the specific circumstances for the contents that are not clearly stipulated in the text of this contract, or they may make supplementary agreement in Annex I Supplementary Clauses.

5.            Both parties may decide the number of original copies of this contract according to the actual situation, and carefully check them when signing the contract to ensure that the contents of each contract are consistent. Each party shall hold at least one original contract.

6.            When this contract is dissolved or the lease term, rent standard and lease area of this contract are significantly changed, the parties concerned shall go through the relevant formalities at the original registration and filing authority.

7.            When signing this contract, the parties to this contract shall have full capacity for civil conduct, fully understand their respective rights, obligations and responsibilities, and voluntarily strictly implement them according to the contract.

8.            If an industrial house is rented out to the outside world, it shall strictly abide by the relevant provisions of the Shenzhen Municipal People's Government's "Several Measures for Regulating the Rental Price of Industrial House Rental Market (Implementation)" (Shen Fu Gui [2019] No.8 document).

Special reminder: the lessor shall fulfill the obligation to remind the lessee of the important matters in the contract. The lessee shall sign the contract carefully. Before signing the contract, please read the terms of the contract carefully, especially the selective, supplementary and modified contents, and pay attention to prevent potential risks.

House Lease Contract

Lessor (Party A): Shenzhen Yifang Digital Technology Co., Ltd.

Unified social credit code: [*]

Mailing address: Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming New District, Shenzhen

Tel: [*]

Legal Representative: Wang Bin

Lessee (Party B): Shenzhen Bestman Precision Instrument Co., Ltd.

Unified social credit code: [*]

Address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen

Tel: ∕

Legal Representative: Bai Yong.

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According to the provisions of People's Republic of China (PRC) Contract Law, People's Republic of China (PRC) Urban Real Estate Management Law, Measures for the Administration of Commercial Housing Leasing, Decision of the Standing Committee of Shenzhen Municipal People's Congress on Strengthening the Safety Responsibility of Housing Leasing, Notice of Shenzhen Municipal People's Government on Regulating Several Measures to Stabilize the Rental Price of Industrial Housing Leasing Market (for Trial Implementation) and other relevant laws and regulations, Party A and Party B have reached an agreement on matters related to housing leasing on the basis of equality, voluntariness, fairness and good faith.

Article 1 Basic information of the leased house

1.1 The house leased by Party A to Party B is located at the 8th floor of Yifang Building, Guangming District, Shenzhen. The lease form is full-floor lease, with a building area of 3,500 square meters (including interior building area of 2,920 square meters and pool area of 580 square meters) (see the attached floor plan for details). The purpose of the lease is office, production and research and development.

1.2 Housing ownership status:

The owner or legal user of the real estate is Shenzhen Yifang Digital Technology Co., Ltd., and Party A holds: house ownership certificate or certificate of real estate title No.: [*].

1.3 House decoration: simple decoration (details of decoration can be listed by both parties in Annex II to this contract).

1.4 ancillary facilities in the house:

There are no facilities and equipment in the house. For details, please refer to Annex III Confirmation of House Delivery.

Article 2 Term of lease

2.1 The lease term of Party B is from July 16th, 2024 to July 15th, 2025. (It shall not exceed the maximum period stipulated by laws and regulations, and the term of a single industrial house lease contract shall not be less than 20 years in principle).

2.2 Rent-free period:

No rent-free period.

Article 3 Rent

3.1 The rent of the leased house is calculated according to the construction area, and the total monthly rent is RMB 155,131.20 including tax and property management fee (say: one hundred and fifty-five thousand one hundred and thirty-one yuan and twenty cents only).

3.2 Rent payment time: The rent shall be paid monthly, and Party B shall pay the rent to Party A before 15th of each month. Upon receipt of Party B's rent, Party A shall issue a compliant special VAT invoice to Party B in time.

3.3 Payment method of rent: Party B shall pay the rent to Party A by bank transfer before the agreed date of rent payment.

When paying by transfer, Party B shall pay the rent to the following account designated by Party A:

Account name: Shenzhen Yifang Digital Technology Co., Ltd.

Bank of deposit: [*]

Account number: [*]

3.4 During the term of the house lease contract, Party A shall not unilaterally increase the rent.

3.5 Both parties agree that when the lease expires for one year, the monthly rent will be increased ∕ on the basis of the previous year's rent standard every ∕ year. This contract limits the lease term to one year.

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Article 4 Lease deposit

4.1 Within 60 days after the signing of this contract, Party B shall pay Party A a deposit equivalent to the rent for March (not exceeding two months), totaling RMB 399,000.00 (say: three hundred and ninety-nine thousand yuan). When Party A receives Party B's deposit, it shall issue a receipt voucher to Party B.. Because Party B is postponing, the original deposit will remain unchanged.

4.2 The deposit paid by Party B is not the rent or other expenses paid in advance by Party B, but only the guarantee for Party B to fulfill the obligations agreed in this contract. Party A shall not detain Party B's deposit without reason and refuse to return it. Upon the expiration of the lease term or within 5 days after the termination of the contract, Party A shall, after deducting the rent, expenses and liquidated damages that should be borne by Party B, return the rest of the lease deposit to Party B without interest (if there is any rent balance):

(1) Party B has not caused damage to the leased premises or has repaired the damaged premises;

(2) Party B shall return the leased premises (including ancillary facilities) to Party A in the manner agreed in this Contract;

(3) If Party B uses the address of the leased house to handle industrial and commercial registration, it has moved the address of industrial and commercial registration and completed other procedures stipulated by laws and the government.

Article 5 Other expenses

5.1 During the lease period, Party A shall be responsible for paying the taxes and fees related to house lease that shall be paid by Party A according to laws and regulations.

5.2 During the lease period, Party B shall bear the expenses such as water, electricity, telephone, network and air conditioning fees arising from Party B's use of the leased premises. The charging standards are as follows (if public institutions or property service enterprises adjust the charging standards according to law, they will be adjusted accordingly):

Water fee: 5.6 yuan/ton; Electricity charge: 1.3 yuan/kWh;

Property management fee: 7.5 yuan/m2/month (included in the rent);

5.3 Party B shall pay the relevant fees in full and on time after receiving the payment notice or the payment voucher provided by Party A, otherwise, the late payment fee, liquidated damages and relevant legal consequences arising therefrom shall be borne by Party B..

Article 6 Delivery and acceptance of houses

6.1 Party A shall deliver the leased premises to Party B before July 15, 2024, and ensure the safety and qualification (including air quality) of the premises and its ancillary facilities.

6.2 Party B shall inspect the existing equipment and facilities of the leased house when Party A delivers the leased house, and both parties shall jointly sign the House Delivery Confirmation (see Annex 3) to complete the delivery.

6.3 Both parties specifically confirm that if the House Delivery Confirmation is not signed, but Party B has entered the site for decoration, it will be deemed that the delivery of the leased house has been completed.

Article 7 Decoration

7.1 Under the premise of not affecting the structure of the house, Party A agrees that Party B will decorate the leased house; If it needs to be reported to the relevant departments for approval according to regulations, Party A shall entrust Party B to report to the relevant departments for approval before proceeding. After the expiration of the lease term or the termination of the contract, the decoration shall be owned by Party A free of charge.

Article 8 Use and maintenance of houses

8.1 During the lease period, Party B shall use the leased premises and its ancillary facilities normally and reasonably, and use water and electricity safely. Without the consent of Party A, Party B shall not change the lease purpose without authorization.

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8.2 During the lease period, if Party B finds that the leased premises and its ancillary facilities are damaged or broken, it shall promptly notify Party A to repair them, and Party A shall carry out repairs within 5 days after receiving Party B's notice. If it is impossible to notify Party A or Party A fails to carry out maintenance within the time limit after receiving the notice, or it is necessary to carry out maintenance immediately due to emergency, Party B has the right to carry out maintenance on behalf of Party A, and the expenses shall be borne by Party A.. If the maintenance of the house affects the use of Party B, the rent shall be reduced or the lease term shall be extended accordingly.

If the leased premises or ancillary facilities (including the facilities and equipment added by Party B) are damaged or broken due to Party B's intentional or improper use, Party B shall be responsible for the maintenance, and Party A shall not undertake the maintenance obligation.

During the lease term, if Party A or Party B fails to perform the repair, maintenance and other obligations agreed in this contract in time, causing personal injury or property loss to the other party or a third party, the responsible party shall be liable for compensation.

8.3 In case of emergency maintenance, but Party B can't be notified or Party B can't be present, Party A can enter the leased house for emergency maintenance construction with the assistance of property management departments, and Party A shall compensate Party B for the losses caused thereby.

Article 9 sublease, renewal and priority

9.1 sublease

Party B shall not sublet.

9.2 renewal of lease

If Party B needs to continue to lease the leased premises upon the expiration of the lease term of this contract, it shall submit a written application for lease renewal to Party A 30 days before the expiration of the lease term. If both parties reach an agreement on the renewal of the lease, they shall re-conclude the lease contract or sign an agreement on the change of the lease term. Under the same conditions, Party B has the priority to renew the lease.

9.3 Priority

When Party A sells the leased house during the lease period, it shall notify Party B in advance, and Party B has the preemptive right under the same conditions of price and payment method. If Party A sells the whole house including the leased house or the whole house connected with other houses, Party B does not have the preemptive right.

Article 10 House Return

10.1 Party B shall vacate the leased premises in time and return the premises and ancillary facilities to Party A within 5 days after the expiration of the lease term or the termination of this contract. If Party B fails to empty or move out of the house within the agreed time, and Party B cannot be contacted, both parties agree to deal with it as follows:

Party A has the right to treat all items left in the leased house as waste.

10.2 The items left behind by Party B after returning the house shall be deemed as the abandonment of ownership by Party B, and Party A has the right to treat them as waste.

10.3 When the house is returned, both parties shall submit for inspection the use of the house and accessories, facilities and equipment, water and electricity, and sign or stamp the House Return Confirmation (see Annex 4).

Article 11 Termination of the Contract

11.1 The Contract can be dissolved through negotiation between Party A and Party B..

11.2 If Party B is in any of the following circumstances, Party A has the right to unilaterally terminate the contract and recover the leased property:

(1) Failing to pay rent or other expenses as agreed for 30 days;

(2) On the premise that the leased house meets the agreed delivery standards, Party B refuses to sign the House Delivery Confirmation without justifiable reasons;

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(3) Dismantling and changing the main structure of the mobile house without authorization;

(4) changing the use of the leased house without authorization;

(5) Subletting the leased house to a third person without authorization;

(6) Use the leased house to engage in illegal activities.

11.3 In any of the following circumstances, Party B has the right to unilaterally terminate the Contract:

(1) Failing to deliver the leased house at the agreed time for 7 days;

(2) Party A has no right to lease the house or the house delivered does not conform to the contract, which seriously affects the use of Party B or endangers the safety or health of Party B;

(3) Party B can't normally use the leased property due to its failure to undertake the agreed maintenance obligations or to pay all expenses that should be borne by Party A..

11.4 In any of the following circumstances, both parties have the right to terminate the contract:

(1) The leased house is expropriated and demolished according to law due to social public interests or urban construction needs [in this case, Party A shall make reasonable compensation for the losses (including decoration losses) suffered by Party B due to the incomplete performance of the contract];

(2) The leased house is damaged, put out of fire or is identified as a dangerous house that cannot be used due to force majeure such as earthquake and fire;

(3) When signing the contract, Party A has informed Party B that the leased house has been mortgaged before being leased and may be punished during the lease term, and is now being punished.

11.5 In case of the above circumstances, the Contract shall be dissolved when Party A or Party B delivers the Notice of Termination to the other party in accordance with Article 14 of the Contract (see Annex 5).

Article 12 Liability for breach of contract

12.1 Party A's liability for breach of contract

(1) If Party B terminates the contract due to the circumstances stipulated in Article 11.3 of this contract, Party A shall return the deposit and the rent balance received in advance within 5 days after the termination of the contract, and pay the liquidated damages to Party B according to the standard of the monthly rental amount of the contract. If the liquidated damages paid are not enough to cover the losses of Party B, Party A shall also be responsible for compensation.

(2) If Party A fails to deliver the house to Party B in time or there are circumstances stipulated in Item 2 and Item 3 of Article 11.3 of this contract, and Party B fails to terminate the contract, Party A shall pay Party B a penalty of twice the daily rental amount during the period of default (the maximum penalty shall not exceed twice the monthly rental amount).

(3) During the lease period, if Party A unilaterally terminates the contract without the conditions stipulated in Article 11 of this contract, it shall notify Party B in writing at least 30 days in advance, return the deposit and the rent balance received in advance, and pay Party B a penalty equal to twice the contract monthly rent. If the liquidated damages paid are not enough to cover the losses of Party B, Party A shall also be responsible for compensation.

12.2 Party B's liability for breach of contract

(1) If Party A terminates the contract due to the circumstances agreed in Article 11.2 of this contract, Party B shall pay liquidated damages to Party A according to the standard of the monthly rental amount of the contract. If the liquidated damages paid are not enough to cover the losses of Party A, Party B shall also be responsible for compensation.

(2) If Party B fails to pay the rent, deposit or other expenses in time, and fails to meet the conditions for termination of the contract, or Party A fails to terminate the contract despite meeting the conditions for termination of the contract, Party B shall pay a penalty of 0.3% of the daily rent to Party A for each day overdue.

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(3) During the lease period, if Party B unilaterally terminates the contract without the conditions stipulated in Article 11 of this contract, it shall notify Party A in writing at least 15 days in advance, and pay liquidated damages to Party A at twice the monthly rental amount of the contract. If the liquidated damages paid are insufficient to cover the losses of Party A, Party B shall also be responsible for compensation.

(4) If the lease term expires or the contract is terminated, Party B shall move out and return the house in time. In case of overdue removal or refusal to return it, Party B shall pay Party A a penalty of twice the daily rental for each day overdue.

(5) If Party B transforms, decorates or installs facilities and equipment that have an impact on the structure of the leased house without the consent of Party A, it shall restore the leased house to its original state and compensate Party A for the losses caused thereby. If any personal injury or property loss is caused to Party A or a third party due to Party B's aforementioned behavior, Party B shall bear the legal responsibility for life and compensate for the losses.

Article 13 Special Provisions

Party A and Party B shall sign Appendix 7 "Responsibility Letter of Shenzhen Housing Leasing Safety Management" (hereinafter referred to as "Responsibility Letter"), and fully and properly perform the safety management responsibilities and obligations stipulated in the Responsibility Letter. If any party violates the provisions of the Responsibility Letter, resulting in a safety accident or causing personal injury or property loss to others, the responsible party shall bear all legal responsibilities and economic losses.

Article 14 Notification and Service

14.1 Party A and Party B agree to send the notice by mail, and both parties confirm its effective delivery address as follows:

Party A's service address: 17th floor, Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming New District, Shenzhen.

Party B's delivery address: the same as the first correspondence address, 8th floor, Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Shenzhen.

If the above address is changed, it shall notify the other party in writing, otherwise it will still be regarded as an effective address. If a notice or document sent by one party to the other party is sent by post, the date of receipt by the recipient shall be the date of delivery; if the document sent by post at the above address is returned, the date of return shall be regarded as the date of delivery; If it is sent by e-mail, WeChat or SMS, the date of sending shall be deemed as the date of delivery.

14.2 If it cannot be delivered through the above methods, the notice sent by Party A to the location of the leased house under this contract shall be deemed as effective delivery before Party B withdraws the lease.

Article 15 Dispute settlement

15.1 Disputes arising from the performance of this contract shall be settled by both parties through consultation; if negotiation fails, they may request the relevant administrative departments, trade associations or other third parties to mediate, or bring a lawsuit to the people's court where the leased house is located.

15.2 Where the dispute settlement clauses in the contract exist independently, the modification, dissolution, termination, invalidity or revocation of the contract will not affect its effectiveness.

Article 16 Modification of the Contract

Neither party may unilaterally change the contents of this contract unless both parties reach an agreement through consultation. Both parties may sign a supplementary agreement on the change of this contract, which has the same legal effect as this contract.

Article 17 Contract signing, registration and filing

17.1 This contract shall come into effect as of the date of signing by both parties, and shall be made in quadruplicate, with Party A holding three copies, Party B holding one copy and the house lease management department holding \ copies, all of which have the same legal effect.

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17.2 The annexes to this contract are an effective part of this contract and have the same legal effect as this contract.

17.3 Within 10 days after the signing of this contract, both parties shall go through the formalities of house lease registration and filing in the house lease management department in time (see Notes on House Lease Registration and Filing for details).

Party A (signature): affixed with company seal	Party B (signature): affixed with company seal

Authorized Agent (signature): /s/Zungang Liu	Authorized Agent (signature): /s/Haizhu Cao

Date of signing:	Date of signing: July 16, 2024

Annex I: Supplementary Provisions

According to the provisions of Shenzhen House Lease Contract signed by Party A and Party B and its detailed rules for implementation, in order to clarify their respective rights and obligations, Party A and Party B reached the following terms and conditions on the lease according to the principle that whoever uses it is responsible, and agreed to deliver the eighth floor of Yifang Building, No.315 Shuangming Avenue, Guangming District, Shenzhen as it is. In case of any conflict between the following terms and the relevant provisions of Shenzhen House Lease Contract, this supplementary agreement shall prevail. Party A and Party B hereby conclude this agreement, in order to Party B rents Party A's office building for office, production and R&D purposes, and at the same time, Party B declares that it has inspected the site before signing this contract, expressing satisfaction with the size and use of the site and agreeing to accept the current delivery. Party A and Party B agree not to adjust the rent, management fee and other expenses of the site because of any area of the site measured by any person, organization or organ.

1.	Lease term:

1.1	The lease period for Party B to rent the office building of Party A is one year, from July 16, 2024 to July 16, 2025. During the contract period, the air conditioning fee and electricity fee shall be subject to the actual measurement, and all the required expenses shall be borne by Party B..

1.2	When this contract is signed, Party B shall deliver the industrial and commercial registration information (one copy of the business license of the enterprise as a legal person and one copy of the organization code certificate) to Party A for filing and reference.

2.	Rent, increasing rent, lease deposit and payment method

2.1	If the lease term of the contract actually exceeds one year, the rent will increase by 6% every year from the second year. Party B shall pay the rent to the bank account designated by Party A by bank transfer before 15th of each month.

2.2	As for the security deposit stipulated in this contract, Party B must pay Party A RMB 399,000.00 ∕ (in words: three hundred and ninety-nine thousand yuan ∕) as the lease security deposit within 60 days after signing the agreement, and Party B will continue to use the original security deposit because of its delay in paying the security deposit; Pay the first month's rent of RMB 155,131.20 within the current month (in words: one hundred and fifty-five thousand one hundred and thirty-one yuan and twenty cents only); After Party B has paid all the fees payable and returned the premises to Party A in good condition at the expiration of the agreement, Party A will return the rental deposit to Party B without interest, and the above rent includes management fee, rental tax and water fee.

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2.3	If Party B breaches the contract in the middle of the contract period, or terminates the contract in advance in violation of relevant national regulations on fire control, the lease deposit will not be returned to Party B as compensation for Party A's economic losses.

2.4	After the office building is delivered to Party B, Party B shall be responsible for the overall maintenance, repair and other responsibilities of the office building and ancillary facilities (including other facilities that belong to Party B's exclusive use) and bear relevant expenses; The public facilities connected with the above facilities shall be maintained, maintained and repaired by Party A;

2.5	Party B shall take good care of and reasonably use the rented house and ancillary facilities. If the house or ancillary facilities are damaged, missing or broken down due to improper or unreasonable use of Party B or other intentional or negligent acts, Party B shall promptly notify Party A of the situation and bear the related maintenance costs, and shall also bear the liability for compensation if losses are caused to Party A. 。

2.6	During the term of this contract, with the consent of Party A, Party B can carry out the second renovation of the rented house, and both parties can sign a renovation agreement on this. Party B shall bear the relevant expenses for the fire inspection involved in the second renovation, and Party A is obliged to cooperate with Party B to handle the relevant procedures.

2.7	During the agreement period, Party A has the right to adjust the collection account, and Party B shall not delay or refuse to pay the rent and related expenses on this ground.

3.	Electricity bill

3.1	After Party B enters the site, Party A must provide Party B with power of not less than 200KVA on each floor. Party B shall be responsible for the basic electricity charges of transformers involved by Party B, and the charging standard is 22 yuan /KVA.

3.2	After Party B enters the site, it shall designate China Southern Power Grid to install the metering meter at its own expense. The electricity price is calculated according to 1.3 yuan/kWh (calculation method: 0.84 yuan/kWh plus service fee of 0.46 yuan/kWh).

3.3	After Party B enters the site, Party A shall ensure Party B's normal power supply. If Party B's equipment is damaged due to power grid maintenance and power outage of the power supply department, Party A has nothing to do with it.

3.4	Party B shall pay the electricity fee to the account designated by Party A by bank transfer before 15th of each month.

4,	central air conditioning billing:

Party B shall purchase and install the central air-conditioning split machine by itself. During the agreement period, the charging method of central air-conditioning is as follows: charging according to the leased usage flow, calculated according to the converted value of 0.98 yuan/kWh from 9: 00 a.m. to 6: 00 p.m. on national legal working days, and calculated according to the converted value of 1.96 yuan/kWh at other times. When Party B uses air-conditioning, it must meet the minimum load starting power requirements of central air-conditioning. The central air-conditioning is charged with air-conditioning maintenance fund, 2.6 yuan/square fresh air fee and special maintenance Party B shall pay the air-conditioning usage fee to the account designated by Party A by bank transfer before 15th of each month.

5,	safety responsibility

5.1	During the lease term, Party B shall purchase relevant insurance to protect the rights and interests of both parties. If Party B fails to purchase relevant insurance, Party B shall bear all the responsibilities in case of accidents due to Party B, and Party B shall bear all the compensation responsibilities in case of losses to Party A..

5.2	During the lease period, Party B shall do a good job in the safety, security, fire protection and environmental sanitation of the leased office building in strict accordance with the requirements of relevant government departments, and establish a fire safety guarantee system to prevent accidents.

6.	Liability for breach of contract:

6.1.	Except for legal reasons or agreed reasons, during the lease period, if Party A or Party B unilaterally proposes to terminate the contract in advance, it shall notify the other party in writing one month in advance.

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6.2.	If Party A fails to deliver the office building according to the agreed time, it shall compensate Party B according to three thousandths of the monthly rent for each day of delay, and the lease period shall be extended. If Party B fails to pay the rent and other related expenses to be borne by Party B on time, Party B shall be charged a late fee of three thousandths of the overdue expenses per day; If Party B's accumulated delay in paying the rent and other related expenses reaches 15 days, Party A has the right to unilaterally terminate the contract and compensate according to the terms of Party B's unilateral breach of contract.

6.3.	During the lease period, Party B promises to unconditionally accept the right of management of public facilities from Party A or the property management company of the building, and actively cooperate with the property management staff to enter the leased area agreed in this agreement for the maintenance of public facilities. If the maintenance of public facilities is affected due to Party B's responsibility, Party B shall bear all the responsibilities arising therefrom.

7.	In case of any of the following circumstances of Party B, Party A has the right to terminate this Agreement immediately and take back the premises, and Party B must pay liquidated damages to Party A in accordance with Article 7 of this Agreement. If the liquidated damages paid are insufficient to compensate for the losses of Party A, Party A has the right to recover the relevant losses from Party B until all the losses of Party A are compensated:

7.1	Failure to pay the rent for one month or accumulated fees owed to Party A reach the standard of one month's rent;

7.2	The labor department is involved in handling Party B's behavior of escaping from unpaid wages;

7.3	Relevant departments of industry and commerce and government shall seal up Party B's property;

7.4	Sublease or lend the premises to others for use without the written consent of Party A;

7.5	Use the site for illegal and criminal activities;

7.6	Other acts that violate laws and regulations and the terms of this agreement or have serious consequences.

8.	Exemption clause

8.1	In any of the following circumstances, the Contract shall be terminated, and Party A and Party B shall not be liable for breach of contract:

8.2	The contract cannot be performed due to government actions (nationalization, expropriation or demolition).

8.3	This contract cannot be performed due to damage to the site and fire fighting caused by force majeure.

8.4	During the term of this agreement, when Party A establishes a property management company to operate and manage the property, the original contract and this agreement will continue to be effectively performed.

9	Equipment and facilities: Upon the expiration of the contract, Party B's decoration belongs to Party A, and Party B does not need to restore the original state at the time of delivery. Party B needs to clean up the site and return it to Party A (attach a list of facilities and equipment handed over by Party A to Party B, and a copy of the fire acceptance opinion of the construction project of shenzhen public Fire Supervision Administration).

10.	This Agreement shall come into effect upon signing. For matters not covered, a supplementary agreement shall be signed through friendly negotiation between Party A and Party B, and the supplementary agreement shall have the same legal effect as this Agreement. In case of any dispute arising from the performance of this Agreement, both parties shall settle it through negotiation first. If negotiation fails, either party may bring a lawsuit to the people's court. In addition to the liquidated damages agreed in the contract, the breaching party shall also compensate the observant party for the following losses: legal fees, preservation fees, attorney fees, announcement fees and evaluation fees.

11.	In order to meet Party B's parking demand, Party A provides five fixed cars for Party B's use, and the charging standard is subject to the approval of relevant government departments.

11.	This contract is the final version. If other contracts are inconsistent with this contract, this contract shall prevail.

12.	It will take effect after being signed, sealed or fingerprinted by the representatives of Party A and Party B, and each party holds one copy, all of which have the same legal effect.

Party A (signature): affixed with company seal	Party B (signature): affixed with company seal

Legal representative (authorized client): /s/Zungang Liu	Legal representative (authorized client): /s/Haizhu Cao

Date of signing:	Date: July 16, 2024

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"Shenzhen Housing Leasing Safety Management Responsibility Letter"

In order to implement the Decision of the Standing Committee of Shenzhen Municipal People's Congress on Strengthening the Safety Responsibility of Housing Leasing, further clarify the safety responsibility of housing leasing, strengthen the safety management of rental housing, and ensure the safety of people's lives and property, this responsibility book is formulated in accordance with the provisions of relevant laws and regulations:

I. The lessors and lessees of production and business premises (including various commodity markets and their stalls and counters), office premises, houses and other houses within the administrative area of this Municipality are the persons responsible for the safety of rental houses.

Two, the lessor shall have proof of housing ownership or other documents stipulated by the municipal government. In case of entrusting others to rent, the owner shall sign a written entrustment agreement with the trustee to stipulate their respective safety responsibilities. Sub-lessees of houses, other people who actually rent houses and house lenders shall bear the lessor's responsibility for safety.

3. The lessor shall ensure that the buildings used for lease and their entrances, exits, passages, fire fighting, gas and power facilities shall comply with the provisions of relevant laws and regulations and the safety standards stipulated by relevant administrative departments. Where laws and regulations stipulate that it is necessary to obtain relevant licenses or approval documents before leasing, the lessor shall obtain them.

4. If the lessee uses the leased house for production and business activities, the lessor shall require him to show the relevant certificates that have gone through the fire control procedures and the industrial and commercial business license or business license before opening the business.

5. The lessor shall check the safe use and nature of the leased house at least once every quarter and make a written record, and the lessee shall cooperate and sign it; If you can't see it in person for objective reasons, you should entrust others to see it.

Six, the lessor found that there are security risks in the rental housing and the lessee changed the nature of the use of the housing without authorization, it should report to the comprehensive management of rental housing or other relevant administrative departments.

Seven, the lessee shall, in accordance with the provisions of laws and regulations and the agreement of the housing lease contract, use the house safely and reasonably, and shall not change the structure and nature of the house without authorization; If the lessee finds that there are potential safety hazards in the rented house, it shall immediately notify the lessor and report to the comprehensive management institution of the rented house or other relevant administrative departments at the same time.

Eight, the lessee shall not at any time in any way the following acts:

1, unauthorized changes in the use of rental housing functions, the use of rental housing to engage in hotel industry, catering, entertainment, network, workshops and other business activities must comply with the relevant provisions;

2, the use of rental housing to engage in gambling, drug trafficking, prostitution, prostitution, forgery, printing illegal publications, manufacturing and selling fake and shoddy goods, harboring criminals, harboring and selling stolen goods and other illegal and criminal acts;

3, the use of rental housing to engage in pyramid schemes or disguised pyramid schemes, unlicensed, unlicensed clinics, illegal medical practice and illegal recycling of renewable resources and other illegal activities;

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4, the use of rental housing to engage in undocumented employment, matchmaking, training, real estate intermediary and other fraudulent activities;

5, the use of residential rental housing production, storage, management of flammable, explosive, toxic, radioactive and other dangerous goods or engage in other illegal activities.

6. Parabolic objects and falling objects are prohibited;

(1) The lessee must fully understand the harmfulness of throwing objects from high altitude and the possible civil, administrative and criminal legal responsibilities of the perpetrators;

(2) When the lessee finds that the leased house and its ancillary facilities are damaged or broken, and there may be risks such as falling from high altitude, it shall promptly notify the lessor to repair and take effective measures. Damage or failure caused by the lessee shall be repaired by the lessee;

(3) The lessee must develop civilized living habits, educate the minors who have the responsibility of guardianship to be civilized people with exemplary behavior, act in a civilized way, and put an end to littering downstairs;

(4) The Lessor and the Lessee shall not place or hang flowerpots, mops and other sundries on windowsills, balconies and retaining walls to avoid accidents such as falling objects from high altitude.

Nine, the two sides should assist and cooperate with the comprehensive management of rental housing rental housing safety inspection and management, truthfully provide relevant materials and information.

X. If the lessor or lessee fails to perform safety responsibilities according to law, resulting in personal and property damage to others, the victim may require the lessor or lessee to bear corresponding liability for compensation according to law.

Lessor: affixed with company seal	Lessee: affixed with company seal

Authorized Person and Manager: /s/Zungang Liu	Authorized Person and Manager: (Signature): /s/ Haizhu Cao

Date:	Date: July 16, 2024

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Notes on Housing Lease Registration and Filing

Information to be provided for housing lease registration:

(a) real estate ownership certificate or other legal ownership certificate (provide the original and keep a copy)

(two) the identity certificate or legal qualification certificate of the lessor and lessee, including:

1. Individuals

Mainland residents: ID card or other valid identification.

Hong Kong, Macao and Taiwan residents: Hong Kong and Macao residents travel to and from the Mainland, mainland travel permit for taiwan residents.

Foreigners: Passport (with residence permit or entry visa).

All the above documents must be provided with originals and copies.

2. Unit

Social credit code, military certificate, legal business opening certificate of overseas enterprises (provide the original and keep a copy). The certificate of legal opening of overseas enterprises must be accompanied by a Chinese translation. If it has not been certified by the relevant functional departments in China, it must be notarized or certified by the embassy.

(three) a total of housing rental, shall provide written proof that all co-owners agree to rent.

(4) authorization

1、      Property right is individual: valid identity documents (check the original, keep a copy) and power of attorney (original) of the client and the entrusted agent must be presented, and the client must specify the entrusted matters and the signing place in the power of attorney; If the original ID card of the client cannot be obtained, a copy of the ID card signed and confirmed by the client shall be issued. The power of attorney signed by the parties abroad shall be notarized and authenticated as required.

2、      Property right is the unit: if the manager is not the legal representative or the person in charge, the power of attorney (original) of the legal representative or the person in charge must be issued, and the client must specify the entrusted matters and the place of signing in the power of attorney. The power of attorney signed by the parties abroad shall be notarized and authenticated as required.

(five) the housing lease contract (including the annex to the contract)

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